Exhibit (i)

GLOBAL HIGH INCOME FUND INC.
INSURED MUNICIPAL INCOME FUND INC.
INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
MANAGED HIGH YIELD PLUS FUND INC.
STRATEGIC GLOBAL INCOME FUND, INC.

CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY
FOR BOARD RESOLUTIONS APPROVING BYLAW AMENDMENTS

I, Keith A. Weller, Vice President and Assistant Secretary of Global High Income Fund Inc., Insured Municipal Income Fund Inc., Investment Grade Municipal Income Fund Inc., Managed High Yield Plus Fund Inc., and Strategic Global Income Fund, Inc. (each a "Fund" and, collectively, the "Funds"), each a Maryland corporation and listed on the New York Stock Exchange, hereby certify that, at a duly convened meeting of the Board of Directors of each Fund held on November 15, 2006, the Board of Directors duly and unanimously approved the following preambles and resolution:

WHEREAS, the Nominating and Corporate Governance Committee of the Board has recommended to the full Board that the Board's mandatory retirement age be changed from 72 to 74; and

WHEREAS, the Board has accepted the Nominating and Corporate Governance Committee's recommendation and has determined that it is in the best interest of the Fund to change the Board's retirement age policy;

NOW, THEREFORE, BE IT

RESOLVED, that pursuant to the relevant section of the Fund's Bylaws or Amended and Restated Bylaws (the "Bylaws") concerning amendments to the Fund's Bylaws, Article III, Section 13 of the fund's Bylaws be, and it hereby is, amended to read as follows:

Each Trustee who has attained the age of seventy-four (74) years shall retire from service as a Trustee on the last day of the month in which he or she attains such age. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Fund.

IN WITNESS WHEREOF, I have signed this certificate as of the 21st day of November, 2006.
GLOBAL HIGH INCOME FUND INC. INSURED MUNICIPAL INCOME FUND INC. INVESTMENT GRADE MUNICIPAL INCOME FUND INC. MANAGED HIGH YIELD PLUS FUND INC. STRATEGIC GLOBAL INCOME FUND, INC.

	By:	/s/ Keith A. Weller
	Name:	Keith A. Weller
	Title:	Vice President and Assistant Secretary

New York, New York

Subscribed and sworn before me on this 21st day of November, 2006.

Susan Sorrentino Carabello
Notary Public